UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1230 Peachtree St. NE, Suite 1000, Atlanta, GA	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 446-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 22, 2013, the Audit Committee of the Board of Directors of Streamline Health Solutions, Inc. (the “Company”) approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 31, 2014 and the dismissal and replacement of BDO USA, LLP as the Company’s independent registered public accounting firm.  KPMG LLP’s engagement as the Company’s independent registered public accounting firm will commence effective May 1, 2013.  As of the date of this report, KPMG LLP is in the process of its standard client evaluation procedures and has not accepted the engagement.  The dismissal of BDO USA, LLP will be effective April 30, 2013.  The decision to change auditors was the result of a competitive process.

During the fiscal years ended January 31, 2013 and January 31, 2012 and through the date of this filing, neither the Company nor anyone on its behalf consulted with KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of BDO USA, LLP on the Company’s consolidated financial statements for the fiscal years ended January 31, 2013 and January 31, 2012 did not contain an adverse opinion or disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended January 31, 2013 and January 31, 2012 and through the date of this filing, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years.

During the fiscal years ended January 31, 2013 and January 31, 2012 and through the date of this filing, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided BDO USA, LLP with a copy of the above disclosures and has requested that BDO USA, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above.  A copy of BDO USA, LLP’s letter dated April 26, 2013 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Company previously entered into an Employment Agreement dated as of January 31, 2011 (the “Initial Agreement”) with Mr. Robert E. Watson, pursuant to which he has served as the Company’s President and Chief Executive Officer.  The Initial Agreement expired by its terms on January 31, 2013.  On April 22, 2013, the Board of Directors of the Company approved a new Employment Agreement (the “New Agreement”) with Mr. Watson, effective as of April 22, 2013.  Under the New Agreement, Mr. Watson will continue to serve as the Company’s President and Chief Executive Officer.  Mr. Watson’s employment term under the New Agreement runs from April 22, 2013 until January 31, 2015 and automatically renews in successive one year periods, unless sooner terminated as provided in the New Agreement.

Pursuant to the Agreement, Mr. Watson will receive an annual base salary of $325,000 (retroactive to February 1, 2013), which is subject to annual increases as determined by the Company’s Compensation Committee and/or Board of Directors.  Mr. Watson is also eligible to earn an annual bonus award based upon the achievement of performance targets set by the Company’s Compensation Committee, with a target annual bonus equal to 65% of his base salary.

In connection with the New Agreement, Mr. Watson has been awarded a stock option for 100,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at an option price equal to $6.90, which was the fair market value of the Company’s Common Stock on the date of grant, April 22, 2013.  This stock option will vest in 36 monthly installments commencing on the first month after the grant date and has a ten-year term.  In addition, the terms of certain stock options previously granted to Mr. Watson in 2011 and 2012 were amended to provide that in the event of Mr. Watson’s termination for any reason other than “good cause” (as defined in the New Agreement), the options will become fully vested as of his termination date and will remain exercisable until the earlier of the end of the applicable option period or 180 days after his termination date.  Further, upon a “change in control” (as defined in the New Agreement) all equity awards granted to Mr. Watson prior to such change will immediately vest in full.

If the Company terminates Mr. Watson’s employment for reasons other than good cause, death or continued disability, if Mr. Watson terminates employment for good reason or if the Company does not renew the term of the Agreement in the year following the initial term, Mr. Watson will generally be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) reimbursement of expenses incurred prior to his termination date; and (3) an amount equal to 1.25 times (or 2 times, in certain situations involving a change in control) the sum of (A) his annual base salary then in effect and (B) an amount equal to the higher of his bonus for the prior fiscal year or his target bonus for the fiscal year in which termination occurs.  In the case of termination of employment for the reasons set forth above within 90 days prior to or 12 months following a change in control, Mr. Watson will be entitled to receive the foregoing benefits and all his equity awards will immediately vest in full and remain exercisable until the earlier of the end of the applicable option period or 180 days from his termination.

Mr. Watson is also subject to a covenant not to disclose the Company’s confidential information during his employment term and for two years thereafter, except in the case of trade secrets, which he has agreed not to disclose for so long after his termination as such information remains a trade secret (or for the maximum period of time otherwise allowed under applicable law).  During his employment and for a period of two years following his termination, he is also subject to non-solicitation covenants relating to customers or clients with whom he had material contact and Company employees or independent contractors who performed work for the Company within the last year of his employment.  He is also subject to a covenant not to compete, which is limited to that area within the United States and the Canadian provinces of Quebec and Alberta in which the Company does business during the two-year period preceding his termination.

The foregoing summary of the New Agreement is not complete and is qualified in its entirety by reference to the full text of the New Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement dated April 22, 2013 between Streamline Health Solutions, Inc. and Robert E. Watson
16.1	Letter dated April 26, 2013 from BDO USA, LLP to the Securities and Exchange Commission

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: April 26, 2013

	By:	/s/ Stephen H. Murdock
Stephen H. Murdock
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement dated April 22, 2013 between Streamline Health Solutions, Inc. and Robert E. Watson
16.1	Letter dated April 26, 2013 from BDO USA, LLP to the Securities and Exchange Commission